UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 26, 2016 (February 22, 2016)

ENVISION HEALTHCARE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36048	45-0832318
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6200 S. Syracuse Way, Suite 200, Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

(303) 495-1200

(Each registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)                                 Director Resignation

On February 23, 2016, Randel G. Owen, the Executive Vice President, Chief Financial Officer and Chief Operating Officer of Envision Healthcare Holdings, Inc. (the “Company”) resigned as a director of the Board of Directors (the “Board”) of the Company following the Board’s annual review of its corporate governance practices and the Board’s composition based on director independence.  Mr. Owen had served as a non-independent director of the Company since August 2011.  Mr. Owen’s resignation did not result from any disagreement with the Company and Mr. Owen will continue to serve as the Company’s Executive Vice President, Chief Financial Officer and Chief Operating Officer.  With Mr. Owen’s resignation, the size of the Board is now eight directors.

(e)                                  New Long Term Incentive Program

On February 22, 2016, the Compensation Committee (the “Committee”) of the Board approved a new long-term incentive program that will provide annual equity awards to certain of the Company’s key employees, including the Company’s named executive officers, under the Envision Healthcare Holdings, Inc. 2013 Omnibus Incentive Plan (the “Plan”). The Committee also approved the first grants of awards under this program on February 24, 2016.

A significant portion of each annual award under this program will consist of performance share units, on the terms described below, in order to further align the interests of the Company’s management with its stockholders.  Of the annual awards granted for 2016, 40% of the aggregate grant date value consists of performance share units and 60% of the aggregate grant date value consists of either stock options, in the case of the Company’s most senior management, or restricted stock units, for other key employees.  For the 2016 awards, the total aggregate grant date value of an executive’s awards under the program, assuming achievement of target performance, equals a percentage of each executive’s annual base salary, with the applicable percentage determined by such executive’s responsibilities.

The 2016 awards granted to all employees under this program cover 2,443,946 shares (assuming maximum pay out of the performance share units), which is equal to approximately 1.3% of the shares of Company common stock outstanding as of December 31, 2015, on a fully diluted basis.  The number of shares actually issued under this program will be decreased if the 2016 performance share units ultimately pay out below the maximum performance level.

Of the 2016 awards granted under this program, the aggregate grant date value of Mr. Sanger’s awards, at target level, will equal 400% of his base salary, the aggregate grant date fair value of awards to both Mr. Owen and Mr. Zimmerman, at target level, will equal 200% of their respective base salaries, the aggregate grant date fair value of awards to Mr. Ratton, at target level, will equal 100% his base salary, and the aggregate grant date fair value of awards to Dr. Packard, at target level, will equal 50% of his base salary. The 2016 awards granted to the Company’s named executive officers under this program cover 770,573 shares (assuming maximum pay out of the performance share units).

The following table provides additional information regarding allocation of these awards among the Company’s named executive officers:

Executive Officer	Target Award as a Percentage of Base Salary	Award Mix

William A. Sanger, Chairman, Chief Executive Officer and President	400%	40% Performance Share Units and 60% Stock Options

Randel G. Owen, Executive Vice President, Chief Operating Officer and Chief Financial Officer	200%

Todd G. Zimmerman, Chief Executive Officer of EmCare and Executive Vice President of the Company	200%

Steve W. Ratton, Jr., Executive Vice President, Chief Strategy Officer and Treasurer	100%

Dighton G. Packard, Chief Medical Officer	50%

Performance Share Units

Under this long-term incentive program, performance share units granted to our named executive officers and other key employees will cliff vest after a specified performance period based on the Company’s total shareholder return compared to the companies included in the S&P Composite 1500 Health Care Index over the same period, subject to the employee’s continued employment through the performance period.

For the performance share units granted in 2016, this performance period will be a three year period commencing on January 1, 2016 and ending on December 31, 2018.  For each performance share award, the number of shares that will ultimately vest will be in the range of 0% to 150% of a target share number, with 25% of the target number vesting if the Company’s percentile rank is 25%, 100% of the target amount vesting if the Company’s percentage rank is 50%, and 150% of the target amount vesting if the Company’s percentile rank is 75% or more.

Accelerated vesting of a prorated amount of the performance share units will occur if, during a performance period, the employee dies or becomes disabled (prorated based on actual performance through the date of death or disability) or retires at or after age 55 with 10 years of service (prorated based on actual performance at the end of the performance period).  Also, “double-trigger” vesting will apply to these performance share units (i.e., performance share units will vest if a change in control occurs and the employee’s employment is terminated by the Company without cause or by the employee for good reason during a performance period within a 24 month period following the change in control), unless the performance share units are not assumed in the change in control.  If the award recipient’s employment terminates for any other reason prior to the end of the performance period, all unvested performance share units will be forfeited.

This description of the performance share units granted under this program is qualified in its entirety by reference to the Form of the Employee Performance Share Agreement, which is attached as Exhibit 10.1 and incorporated herein by reference.

Stock Options

Stock options granted to our named executive officers and other senior management under this long-term incentive program will vest in equal installments over a three year period based on the executive’s continued employment, have an exercise price equal to the closing stock price of a share of the Company’s common stock on the NYSE on the grant date and otherwise reflect the terms of stock options previously granted by the Company since its initial public offering.  Also, “double-trigger” vesting will apply to these stock options (i.e., unvested stock options will vest if a change in control occurs and the executive’s employment is terminated by the Company without cause or by the executive for good reason within a 24 month period following the change in control), unless the stock options are not assumed in the change in control.

This description of the stock options granted under this program is qualified in its entirety by reference to the Form of the Employee Stock Option Agreement, which is attached as Exhibit 10.2 and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 23, 2016, the Board adopted amendments to the Company’s By-Laws (as amended and restated, the “Second Amended and Restated By-Laws”), effective immediately, to adopt a majority voting standard and director resignation process for uncontested director elections, and to change the Board’s committee structure.

Section 1.08 of the Second Amended and Restated By-Laws provides that directors will be elected by the vote of a majority of votes cast in any uncontested director election.  The “majority of votes cast” means that the number of shares voted “for” a director nominee must exceed the number of votes cast “against” the nominee’s election, not including abstentions and broker non-votes. If a director nominee fails to receive a majority of votes cast, the nominee is required to promptly tender his or her resignation, contingent upon acceptance of the resignation by the Board. The Board’s Nominating and Corporate Governance Committee will consider the resignation and recommend to the Board whether or not to accept the resignation, after considering all relevant factors.  In contested elections, director nominees will continue to be elected by a plurality of votes cast.

The Second Amended and Restated By-Laws also remove references to the Board’s Executive and Finance Committees and to make certain other technical revisions. The Board will no longer be required to designate an Executive Committee or Finance Committee of the Board.  The duties previously performed by the Finance Committee have been assumed by the Audit Committee. The foregoing description of the Second Amended and Restated By-Laws is qualified in its entirety by reference to the Second Amended and Restated By-Laws, which are attached as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)                   Exhibits

Exhibit Number	Description

3.1	Second Amended and Restated By-Laws, effective as of February 23, 2016
10.1	Form of Employee Performance Share Agreement.
10.2	Form of Employee Stock Option Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVISION HEALTHCARE HOLDINGS, INC.
(Registrant)

February 26, 2016	By:	/s/ Craig A. Wilson
Craig A. Wilson Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

3.1	Second Amended and Restated By-Laws, effective as of February 23, 2016
10.1	Form of Employee Performance Share Agreement.
10.2	Form of Employee Stock Option Agreement.